                                                                      EXHIBIT 21

NTL COMMUNICATIONS CORP. SUBSIDIARIES AS OF 12/31/99


U.S. SUBSIDIARIES

NAME                                   JURISDICTION            OWNERSHIP
----                                   ------------            ---------
Bearsden Nominees, Inc.                Delaware                100%
CableTel Ventures Limited              Delaware                100%
CableTel Programming, Inc.             Delaware                100%
NTL Digital (US), Inc.                 Delaware                100%
NTL International Services, Inc.       Delaware                100%
NTL (Triangle) LLC                     Delaware                100%
NTL (UK) Group, Inc.                   Delaware & UK (dual)    100%


UK SUBSIDIARIES

NAME                                                           OWNERSHIP
----                                                           ---------
Andover Cablevision Limited                                    100%
Anglia Cable Communications Limited                            100%
Berkhamsted Properties & Building Contractors Limited          100%
Bracknell Cable TV Limited                                     100%
Cable Television Limited                                       100%
Cable Thames Valley Limited                                    100%
CableTel Cardiff Limited                                       100%
CableTel Central Hertfordshire Limited                         100%
CableTel Hertfordshire Limited                                 100%
CableTel Herts and Beds Limited                                100%
CableTel Investments Limited                                   100%
CableTel Limited                                               100%
CableTel Newport                                               100%
CableTel North Bedfordshire Limited                            100%
CableTel Northern Ireland Limited                              100%
CableTel Scotland Limited                                      100%
CableTel Surrey and Hampshire Limited                          100%
CableTel Telecom Supplies Limited                              100%
CableTel (UK) Limited                                          100%
CableTel West Glamorgan Limited                                100%
CableTel West Riding Limited                                   100%
Cambridge Cable Services Limited                               100%
Cambridge Holding Company Limited                              100%
CCL Corporate Communication Services Limited                   100%

Columbia Management Limited                                    100%
ComTel Cable Services Limited                                  100%
ComTel Coventry Limited                                        100%
Credit-Track Debt Recovery Limited                             100%
Diamond Cable Acquisitions Limited                             100%
Diamond Cable (Bassetlaw) Limited                              100%
Diamond Cable (Burton-upon-Trent) Limited                      100%
Diamond Cable (Chesterfield) Limited                           100%
Diamond Cable Communications Limited                           100%
Diamond Cable Construction Limited                             100%
Diamond Cable CPE Limited                                      100%
Diamond Cable (Grantham) Limited                               100%
Diamond Cable (Grimclee) Limited                               100%
Diamond Cable (Hinckley) Limited                               100%
Diamond Cable (Leicester) Limited                              100%
Diamond Cable (Lincoln) Limited                                100%
Diamond Cable (Lincolnshire) Limited                           100%
Diamond Cable (Mansfield) Limited                              100%
Diamond Cable (Melton Mowbray) Limited                         100%
Diamond Cable (Newark-on-Trent) Limited                        100%
Diamond Cable (Ravenshead) Limited                             100%
Diamond Cable (Vale of Belvoir) Limited                        100%
Diamond Holdings Limited                                       100%
Diamond Visual Communications Limited                          100%
Digital Television Network Limited                             100%
DTELS Limited                                                  100%
East Coast Cable Limited                                       100%
East Midlands Cable Communications Limited                     100%
East Midlands Cable Group Limited                              100%
East Midlands Cable Holdings Limited                           100%
Enablis Limited                                                100%
Heartland Cablevision (UK) Limited                             100%
Heartland Cablevision II (UK) Limited                          100%
Herts Cable Limited                                             90%
Jewel Holdings Limited                                         100%
LCL Cable (Holdings) Limited                                   100%
LCL Telephones Limited                                         100%
Lichfield Cable Communications Limited                         100%
Maza Limited                                                   100%
Metro Hertfordshire Limited                                    100%
Metro South Wales Limited                                      100%
National Transcommunications Limited                           100%
Northampton Cable Television Limited                            80%
NTL Cambridge Limited                                          100%

NTL Communications Limited                                     100%
NTL Darlington Limited                                         100%
NTL Digital Limited                                            100%
NTL Digital Radio Limited                                      100%
NTL Glasgow                                                    100%
NTL Group Limited                                              100%
NTL Insurance Limited (Guernsey)                               100%
NTL Internet Limited                                           100%
NTL Investment Holdings Limited                                100%
NTL Kirklees                                                   100%
NTL Limited                                                    100%
NTL Midlands Limited                                           100%
NTL Milton Keynes Limited                                      100%
NTL Networks Limited                                           100%
NTL Pension Trustees Limited                                   100%
NTL Radio Services Limited                                      75%
NTL South Central Limited                                      100%
NTL South Wales Limited                                        100%
NTL Systems Limited                                            100%
NTL Teesside Limited                                           100%
NTL Telecom Services Limited                                   100%
NTL Trustees Limited                                           100%
NTL Westminster Limited                                        100%
Oxford Cable Limited                                           100%
Prospectre Limited                                             100%
Secure Backup Systems Limited                                  100%
South Yorkshire Cablevision (UK) Limited                       100%
Southern East Anglia Cable Limited                             100%
Stafford Communications Limited                                100%
Swindon Cable Limited                                          100%
Tamworth Cable Communications Limited                          100%
Virgin Net Limited                                              50%
Vision Networks Services UK Limited                            100%
Wessex Cable Limited                                           100%
XL Debt Recovery Agency Limited                                100%
X-Tant Limited                                                  70%

REPUBLIC OF IRELAND SUBSIDIARIES

NAME                                                           OWNERSHIP
----                                                           ---------
Cablelink Galway Limited                                       100%
Cablelink Construction Limited                                 100%
Cablelink Limited                                              100%
Cablelink Waterford Limited                                    100%
Dublin Cablesystems Limited                                    100%

OTHER FOREIGN SUBSIDIARIES

NAME                                   COUNTRY                 OWNERSHIP
----                                   -------                 ---------
Canarias Target, SL                    Spain                   100%